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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of FOCUS Enhancements, Inc. on Form S-8 (Nos. 33-80498, 33-80651, and 333-33243) on Form S-3 (Nos. 33-80033, 333-26911, 333-43285, 333-49467, and 333-57923,
333-81177, 333-82163 and 333-94621) of our report, dated April 11, 2000 on the consolidated financial statements of FOCUS Enhancements, Inc. as of December 31, 1999 and 1998 and for the years then ended, which report is included in this Annual Report on Form 10-KSB.


/s/ WOLF & COMPANY, P.C.

WOLF & COMPANY, P.C.
Boston, Massachusetts

May 1, 2000